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                                  EXHIBIT 3.2

                              WESTBANK CORPORATION

WEST SPRINGFIELD, MASSACHUSETTS


BY-LAWS


Dated     11/15/83
Amended   3/30/89
Amended   11/29/89
Amended   09/20/90
Amended   02/21/91
Amended   01/21/98
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                              WESTBANK CORPORATION

                                    BY-LAWS


                            ARTICLE I - STOCKHOLDERS


     1. Place of Meeting. All meetings of stockholders shall be held within Massachusetts unless the Articles of Organization permit the holding of stockholder meetings outside Massachusetts, in which event such meetings may be held either within or without Massachusetts. Meetings of stockholders shall be held at the principal office of the Corporation unless a different place is fixed by the Directors or the President and stated in the notice of the meeting.

     2. Annual Meeting. The annual meeting of stockholders shall be held on the third Wednesday of April in each year (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day) at 10 o'clock A.M., unless a different hour is fixed by the Directors or the President and stated in the notice of the meeting. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these By-Laws, may be specified by the Directors or the President. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu thereof and any action taken at such meeting shall have the same effect as if taken at the annual meeting.

     2A. Matters to be Considered at an Annual Meeting. At any annual meeting of stockholders or any special meeting in lieu of annual meeting of stockholders (the "Annual Meeting"), only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such Annual Meeting. To be considered as properly brought before an Annual Meeting, business must be: (a) specified in the notice of meeting, (b) otherwise properly brought before the meeting by, or at the direction of, the Board of Directors, or (c) otherwise properly brought before the meeting by any holder of record (both as of the time notice of such proposal is given by the stockholder as set forth below and as of the record date for the Annual Meeting in question) of any shares of capital stock of the Corporation entitled to vote at such Annual Meeting who complies with the requirements set forth in this By-Law.

     In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder of record of any shares of capital stock entitled to vote at such Annual Meeting, such stockholder shall: (i) give timely notice as required by this By-Law to the Clerk of the Corporation and (ii) be present at such meeting, either in person or by a representative. For Annual Meetings, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting (the "Anniversary Date"); provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a

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stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the later of (A) the 75th day prior to the scheduled date of such Annual Meeting or (B) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation.

    For purposes of these By-Laws, "public announcement" shall mean: (i) disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, (ii) a report or other document filed publicly with the Securities and Exchange Commission (including, without limitation, a Form 8-K), or (iii) a letter or report sent to stockholders of record of the Corporation at the time of the mailing of such letter or report.

    A stockholder's notice to the Clerk shall set forth as to each matter proposed to be brought before an Annual Meeting: (i) a brief description of the business the stockholder desires to bring before such Annual Meeting and the reasons for conducting such business at such Annual Meeting, (ii) the name and address, as they appear on the Corporation's stock transfer books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation's capital stock beneficially owned by the stockholder proposing such business, (iv) the names and addresses of the beneficial owners, if any, of any capital stock of the Corporation registered in such stockholder's name on such books, and the class and number of shares of the Corporation's capital stock beneficially owned by such beneficial owners, (v) the names and addresses of other stockholders known by the stockholder proposing such business to support such proposal, and the class and number of shares of the Corporation's capital stock beneficially owned by such other stockholders, and (vi) any material interest of the stockholder proposing to bring such business before such meeting (or any other stockholders known to be supporting such proposal) in such proposal.

    If the Board of Directors or a designated committee thereof determines that any stockholder proposal was not made in a timely fashion in accordance with the provisions of this By-Law or that the information provided in a stockholder's notice does not satisfy the information requirements of this By-Law in any material respect, such proposal shall not be presented for action at the Annual Meeting in question. If neither the Board of Directors nor such committee makes a determination as to the validity of any stockholder proposal in the manner set forth above, the presiding officer of the Annual Meeting shall determine whether the stockholder proposal was made in accordance with the terms of this By-Law. If the presiding officer determines that any stockholder proposal was not made in a timely fashion in accordance with the provisions of this By-Law or that the information provided in a stockholder's notice does not satisfy the information requirements of this By-Law in any material respect, such proposal shall not be presented for action at the Annual Meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a stockholder proposal was made in accordance with the requirements of this By-Law, the presiding officer shall so declare at the Annual Meeting and ballots shall be provided for use at the meeting with respect to such proposal.

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     Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder with respect to the matters set forth in this By-Law and nothing in this By-Law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     3. Special Meetings. Special meetings of stockholders may be called by the Board of Directors. Special meetings shall be called by the Clerk or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who hold at least (i)
66 2/3% in interest of the capital stock entitled to vote at such meeting or
(ii) such lesser percentage, if any, as shall be determined to be the maximum percentage which the Corporation is permitted by applicable law to establish for the call of such a meeting. Application to a court pursuant to Section 34(b) of Chapter 156B of the General Laws of the Commonwealth of Massachusetts requesting the call of a special meeting of stockholders because none of the officers is able and willing to call such a meeting may be made only by stockholders who hold at least (i) 66 2/3% in interest of the capital stock entitled to vote at such meeting or (ii) such lesser percentage, if any, as shall be determined to be the maximum percentage which the Corporation is permitted by applicable law to establish for the call of such a meeting. The hour, date and place of any special meeting and the record date for determining the stockholders having the right to notice of and to vote at such meeting shall be determined by the Board of Directors or the President. At a special meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been stated in the written notice of the special meeting and otherwise properly brought before the special meeting.

     4. Notice of Meetings. A written notice of every meeting of stockholders, stating the place, date and hour thereof, and the purposes for which the meeting is to be held, shall be given by the Clerk or an Assistant Clerk or other officer at least seven days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, by law, by the Articles of Organization or by these By-Laws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it postage prepaid and addressed to him at his address as it appears upon the books of the Corporation. Such notice shall be deemed to be delivered when hand delivered to such address or deposited in the mail so addressed, with postage prepaid. Whenever any notice is required to be given to a stockholder by law, by the Articles of Organization or by these By-Laws, no such notice need be given if a written waiver of notice, executed before or after the meeting by the stockholder or his attorney thereunto duly authorized, is filed with the records of the meeting, if communication with such stockholder is unlawful, or if such stockholder attends such meeting, unless such attendance was for the express purpose of objecting at the beginning of the meeting because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of stockholders need be specified in any written waiver of notice.


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     5. Quorum. Unless the Articles of Organization or the provisions of law otherwise require, a majority in interest of all stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter, except that if two or more classes of stock are outstanding and entitled to vote as separate classes, then in the case of each such class a quorum shall consist of a majority in interest of the stock of that class issued, outstanding and entitled to vote. If a quorum is not present, a majority in interest of the stockholders present or the presiding officer may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice other than an announcement at the meeting at which the adjournment is taken of the hour, date and place to which the meeting is adjourned. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     6. Adjournments; Rescheduling of Meetings. The Board of Directors may postpone and reschedule any previously scheduled annual or special meeting of stockholders, and a record date with respect thereto, regardless of whether any notice or public disclosure with respect to any such meeting or record date has been sent or made pursuant to Section 2A of this Article I or Section 4 of
Article II hereof or otherwise. In no event shall the public announcement of an adjournment, postponement or rescheduling of any previously scheduled Annual Meeting of stockholders commence a new time period for the giving of a stockholder's notice under Section 2A of Article I and Section 4 of Article II of these By-Laws.

     When any meeting is convened, the presiding officer may adjourn the meeting if (a) no quorum is present for the transaction of business, (b) the Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to stockholders, or (c) the Board of Directors determines that adjournment is otherwise in the best interests of the Corporation. When any Annual Meeting or special meeting of stockholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the hour, date and place to which the meeting is adjourned.

     7. Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote held by him of record according to the records of the Corporation and a proportionate vote for a fractional share so held by him, unless otherwise provided by the Articles of Organization. Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named therein. Notwithstanding the preceding sentence, a proxy coupled with an interest sufficient in law to support an irrevocable power, including, without limitation, an interest in the shares or in the Corporation generally, may be made irrevocable if it so provides, need not specify the meeting to which it relates, and shall be valid and enforceable until the interest terminates, or for such shorter period as may be specified in the proxy. Proxies shall be filed with


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the Clerk of the meeting, or of any adjournment thereof, before being voted.
Except as otherwise limited therein, proxies shall entitle the persons named therein to vote at any adjournment of such meeting, but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them, unless at or prior to exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

         8. Action at Meeting. When a quorum is present, the holders of a majority of the stock present or represented and voting on a matter (or if entitled to vote as separate classes, then in the case of each class, the holders of a majority of the stock of that class present or represented and voting on a matter), shall decide any matter to be voted on by the stockholders except where a larger vote is required by law, by the Articles of Organization or by these By-Laws. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election, except where a greater vote is required by law, by the Articles of Organization or by these By-Laws. No ballot shall be required for such election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election. The Corporation shall not directly or indirectly vote any share of its stock.

         9. Action Without a Meeting. Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if all the stockholders (including any actions or powers reserved to the shareholders under these By-Laws) entitled to vote on a matter consent to the action in writing and the written consents are filed with the records of the meeting of stockholders. Each such consent shall be treated for all purposes as a vote at the meeting. The procedures set forth in Section 10 of this Article I and
Section 3 of Article IV shall apply to shareholder action taken without a meeting in connection with this Section.

         10. Voting Procedures and Inspectors of Elections. In advance of any meeting of stockholders, the Board of Directors may appoint one or more inspectors to act at an annual or special meeting of stockholders and make a written report thereon. Any inspector may, but need not, be an officer, employee or agent of the Corporation. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector(s) shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and
(v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspector(s) may appoint or retain other persons or entities to assist the inspector(s) in the performance of the duties of the inspector(s). The presiding officer may review all determinations made by the inspector(s), and in so doing the presiding officer shall be entitled to exercise his sole judgment and discretion and he shall not be bound by any


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determinations made by the inspector(s). All determinations by the inspector(s)
and, if applicable, the presiding officer shall be subject to further review by any court of competent jurisdiction.


     The Board of Directors may remove the inspector(s) at any time. The officer presiding at any annual or special meeting of stockholders may remove the inspector(s) at any time during such meeting.


     11. Presiding Officer. The Chairman or, in his absence, the President or, in his absence, such other officer, shall preside at all annual or special meetings of stockholders and shall have the power, among other things, to adjourn such meetings at any time and from time to time in accordance with the provisions of Sections 5 and 6 of this Article I. The order of business and all other matters of procedure at any meeting of the stockholders shall be determined by the presiding officer.


     12. Control Share Acquisition. The provisions of Chapter 110D of the General Laws of the Commonwealth of Massachusetts ("Chapter 110D"), as it may be amended from time to time, shall not apply to "control share acquisitions" of the Corporation within the meaning of Chapter 110D.


                             ARTICLE II - DIRECTORS


     1. Powers. The business of the Corporation shall be managed by a Board of Directors which may exercise all the powers of the Corporation except as otherwise provided by law, by the Articles of Organization or by these By-Laws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, by the Articles of Organization or by these By-Laws, may exercise the powers of the full Board until the vacancy is filled. In particular, and without limiting the generality of the foregoing, the Directors may at any time issue all or from time to time any part of the unissued capital stock of the Corporation from time to time authorized under the Articles of Organization and may determine, subject to any requirements of law, the consideration for which stock is to be issued and the manner of allocating such consideration between capital and surplus.


     2. Election and Eligibility. (a) A Board of Directors of such number as shall be fixed by resolution duly adopted from time to time by the Board of Directors, shall be elected by the stockholders at the annual meeting. The Directors shall hold office in the manner provided in the Articles of Organization. Unless waived by the affirmative vote of at least two-thirds of the stockholders or two-thirds of the Directors then in office, no person shall be eligible to be a director of the Corporation unless such person: (1) is not, and has not been for a period of at least six (6) months prior to the date of his election, an officer or director of any bank (other than a subsidiary of the Corporation) any bank holding company (as defined in Section 2 of the Bank Holding Company Act of 1956, as amended) or any company in competition with the Corporation or any subsidiary thereof; and (2) has been a United States citizen for at least six (6) months.

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Amended 3/30/89 and 11/29/89


     In the event that the Corporation shall issue preferred stock and if so provided by the Articles of Organization, or the resolutions or votes adopted by the Board of Directors providing for the issue of such series, the holders of the preferred stock of the Corporation may enlarge the Board of Directors by the addition of Directors as provided therein. Any vacancy in the number of directors so elected shall be filled only by the affirmative vote of the holders of preferred stock of the Corporation.


     3. Vacancies. Any vacancy in the Board of Directors (other than a vacancy caused by the death, resignation, or removal of a Director elected by holders of preferred stock of the Corporation) including a vacancy resulting from the enlargement of the Board, unless and until filled by the stockholders, may be filled by a majority of the Directors present at any meeting of the Directors at which a quorum is present.


     Should a Director resign, be removed from office or die, and should the remaining Directors fail to fill the vacancy within forty-five (45) days of the effective date of the resignation or removal, or within forty-five (45) days of the death of the director, then the total number of Directors shall automatically be decreased by the number of unfilled vacancies.


     4. Director Nominations. Nominations of candidates for election as Directors of the Corporation at any Annual Meeting may be made only (a) by, or at the direction of, a majority of the Board of Directors or (b) by any holder of record (both as of the time notice of such nomination is given by the stockholder as set forth below and as of the record date for the Annual Meeting in question) of any shares of the capital stock of the Corporation entitled to vote at such Annual Meeting who complies with the timing, informational and other requirements set forth in this By-Law. Any stockholder who has complied with the timing, informational and other requirements set forth in this By-Law and who seeks to make such a nomination, or his, her or its representative, must be present in person at the Annual Meeting. Only persons nominated in accordance with the procedures set forth in this By-Law shall be eligible for election as Directors at an Annual Meeting.


     Nominations, other than those made by, or at the direction of, the Board of Directors, shall be made pursuant to timely notice in writing to the Clerk of the Corporation as set forth in this By-Law. For Annual Meetings, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not less than 75 days nor more than 120 days prior to the Anniversary Date; provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a stockholder's notice shall be timely if delivered to, or mailed and received by, the Corporation at its principal executive office not later than the close of business on the later of (i) the 75th day prior to the scheduled date of such Annual Meeting or (ii) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the


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Corporation.

     A stockholder's notice to the Clerk shall set forth as to each person whom the stockholder proposes to nominate for election or re-election as a Director
(i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation's capital stock which are beneficially owned by such person on the date of such stockholder notice, and (iv) the consent of each nominee to serve as a Director if elected. A stockholder's notice to the Clerk shall further set forth as to the stockholder giving such notice (i) the name and address, as they appear on the Corporation's stock transfer books, of such stockholder and of the beneficial owners (if any) of the Corporation's capital stock registered in such stockholder's name and the name and address of other stockholders known by such stockholder to be supporting such nominee(s),
(ii) the class and number of shares of the Corporation's capital stock which are held of record, beneficially owned or represented by proxy by such stockholder and by any other stockholders known by such stockholder to be supporting such nominee(s) on the record date for the Annual Meeting in question (if such date shall then have been made publicly available) and on the date of such stockholder's notice, and (iii) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.

     If the Board of Directors or a designated committee thereof determines that any stockholder nomination was not made in accordance with the terms of this By-Law or that the information provided in a stockholder's notice does not satisfy the informational requirements of this By-Law in any material respect, then such nomination shall not be considered at the Annual Meeting in question. If neither the Board of Directors nor such committee makes a determination as to whether a nomination was made in accordance with the provisions of this By-Law, the presiding officer of the Annual Meeting shall determine whether a nomination was made in accordance with such provisions. If the presiding officer determines that any stockholder nomination was not made in accordance with the terms of this By-Law or that the information provided in a stockholder's notice does not satisfy the informational requirements of this By-Law in any material respect, then such nomination shall not be considered at the Annual Meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a nomination was made in accordance with the terms of this By-Law, the presiding officer shall so declare at the Annual Meeting and ballots shall be provided for use at the meeting with respect to such nominee.

     Notwithstanding anything to the contrary in the second sentence of the second paragraph of this By-Law, in the event that the number of Directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 75 days prior to the Anniversary Date, a stockholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if such

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notice shall be delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the 15th day following the day on which such public announcement is first made by the Corporation.

     No person shall be elected by the stockholders as a Director of the Corporation unless nominated in accordance with the procedures set forth in this By-Law. Election of Directors at the Annual Meeting need not be by written ballot, unless otherwise provided by the Board of Directors or presiding officer at such Annual Meeting. If written ballots are to be used, ballots bearing the names of all the persons who have been nominated for election as Directors at the Annual Meeting in accordance with the procedures set forth in this Section shall be provided for use at the Annual Meeting.


Amended 03/30/89 and 11/29/89


     5. Tenure.

     (a) Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, each Director shall serve until his successor is elected and qualified or until his earlier resignation, removal from office or death.

     (b) The Board of Directors shall be divided into three classes: Class 1, Class 2 and Class 3, which shall be as nearly equal in number as possible. Each Director shall serve for a term ending on the date of the third annual meeting of Stockholders following the annual meeting at which such Director was elected or, if the Director was not elected at an annual meeting, until the end of the term of the class to which he was elected; provided, however, that each initial Director in Class 1 shall hold office until the annual meeting of Stockholders in 1985; each initial Director in Class 2 shall hold office until the annual meeting of Stockholders in 1986; and each initial Director in Class 3 shall hold office until the annual meeting of Stockholders in 1987.

     In the event of any increase or decrease in the authorized number of Directors, (1) each Director then serving as such shall nevertheless continue as a Director of the class of which he is a member until the expiration of his current term, or his earlier resignation, removal from office or death, and
(2) the newly-created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of Directors so as to maintain such classes as nearly equal as possible.

     (c) Any Director may resign by delivering his written resignation to the Corporation at its principal office or to the President or Clerk. Such resignation shall be effective upon receipt unless it is specified at some other time or upon the happening of some other event.





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
     6. Removal.

     (a) Removal by Directors. A Director may be removed, with or without cause, by vote of a majority of the Directors then in office.

     (b) Removal by Stockholders. Stockholders may remove a Director only with cause and only by the affirmative vote of at least two-thirds (or such other percentage required by the Articles of Organization, these By-Laws or applicable law, but in no case less than the maximum percentage which the Corporation is permitted by applicable law to establish for the removal of a Director by stockholders) of the total votes which would be eligible to be cast by stockholders in the election of such Director.

     For purposes of this Section 6, "cause," with respect to the removal of any Director shall mean only (i) conviction of a felony, (ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty, (iv) commission of any action involving moral turpitude, or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the Corporation. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing removal.

     7. Meetings. Regular meetings of the Directors may be held without call or notice at such places, within or without Massachusetts, and at such times as the Directors may from time to time determine, provided that any Director who is absent when such determination is made shall be given notice of the determination. A regular meeting of the Directors may be held without a call or notice at the same place as the annual meeting of stockholders, or the special meeting held in lieu thereof, following such meeting of stockholders.

     Special meetings of the Directors may be held at any time and place, within or without Massachusetts, designated in a call by the President, Treasurer or one or more Directors.

     Unless otherwise provided by law or the Articles of Organization, members of the Board of Directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

     8. Notice of Special Meetings. Notice of all special meetings of the Directors shall be given to each Director by the Secretary, by the Clerk, or Assistant Clerk, or in case of the death, absence, incapacity or refusal of such person, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone or by telegram sent to his business or home address at least forty-eight hours in advance of the meeting, or by written notice mailed to

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
his business or home address at least seventy-two hours in advance of the meeting. Notice need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a Directors' meeting need not specify the purpose of the meeting.

      9. Quorum. At any meeting of the Directors, a majority of the Directors then in office shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time without further notice.

     10. Action at Meeting. At any meeting of the Directors at which a quorum is present, the vote of a majority of those present, unless a different vote is specified by law, by the Articles of Organization or by these By-Laws, shall be sufficient to take any action.

     11. Action by Consent. Any action required or permitted to be taken at any meeting of the Directors may be taken without a meeting if all the Directors consent to the action in writing and the written consents are filed with the records of the Directors' meeting. Each such consent shall be treated for all purposes as a vote at a meeting.

     12. Committees. The Directors may by vote of a majority of the Directors then in office, elect from their number an Executive committee or other committees and may by like vote delegate thereto some or all of their powers except those which by law, by the Articles of Organization or by these By-Laws they are prohibited from delegating. Except as the Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-Laws for the Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors by vote of a majority of the Directors then in office may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

     13. Amendment of Certain Sections. Sections (3), (5(b)) and (13) of this
Article II may not be altered, amended or repealed except by the affirmative vote of at least seventy-five percent (75%) of the shares of each class of the stock of the Corporation outstanding and entitled to vote. Sections 2, 4, 5(a), 5(c) and 6 of this Article II may not be altered, amended or repealed except by the affirmative vote of at least sixty-six and two thirds percent (66-2/3%) of the total number of Directors then in office or by an affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the shares of each class of stock of the Corporation outstanding and entitled to vote.

Amended 09/20/90

                            ARTICLE III -- OFFICERS

     1. Enumeration. The officers of the Corporation shall consist of a Chairman of the Board, a President, a Treasurer, a Clerk, and such other officers, including a Vice Chairman of the Board, one or more vice Presidents (including one or more Executive Vice Presidents), Assistant Treasurers, and Assistant Clerks as the Directors may determine.

     2. Election. The Chairman of the Board, President, Treasurer and Clerk shall be elected annually by the Directors at their first meeting following the annual meeting of stockholders. Other officers may be appointed by the Directors at such meeting or at any other meeting.

     3. Qualification. The President shall be a Director. No officer need be a stockholder. Any two or more offices may be held by the same person, provided that the President and Clerk shall not be the same person. The Clerk shall be a resident of Massachusetts unless the Corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the Corporation in such amount and with such sureties as the Directors may determine.

     4. Tenure. Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, the Chairman of the Board, President, Treasurer and Clerk shall hold office until the first meeting of the Directors following the annual meeting of stockholders and thereafter until his successor is chosen and qualified; and all other officers shall hold office until the first meeting of the Directors following the annual meeting of stockholders and until their successors are chosen and qualified, or for such shorter term as the Board of Directors may fix at the time such officers are chosen. Any officer may resign by delivering his written resignation to the Corporation at its principal office or to the President or Clerk and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     5. Removal. The Directors may remove any officer with or without cause by a vote of a majority of the entire number of Directors then in office, provided that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors prior to action thereon.

     6. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Directors and the Stockholders and shall have such other powers and duties as are usually vested in the office of Chairman of the Board or as may be vested in him by the Board of Directors.

     7. President. Unless otherwise provided by the Board of Directors, the President shall be the chief executive officer of the Corporation and shall, subject to the direction of the Directors, have general supervision and control of its business. The President, in the absence of the Chairman of the Board, shall preside at all meetings of stockholders and Directors.

     8. Vice Presidents. The Executive Vice President, or if there shall be no Executive Vice President, the Vice Presidents in the order determined by the Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and shall have such other powers as the Directors may from time to time prescribe.

     9. Treasurer and Assistant Treasurers. The Treasurer shall, subject to the direction of the Directors, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities and valuable documents of the Corporation, except as the Directors may otherwise provide.

     The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and shall have such other powers as the Directors may from time to time prescribe.


     10. Clerk and Assistant Clerks. The Clerk shall keep a record of the meetings of stockholders. Unless a Transfer Agent is appointed, the Clerk shall keep or cause to be kept in Massachusetts, at the principal office of the Corporation or at his office, the stock and transfer records of the Corporation, in which are contained the names of all stockholders and the record address, and the amount of stock held by each.

     If there is no Secretary or Assistant Secretary, the Clerk shall keep a record of the meetings of the Directors.

     The Assistant Clerk, or if there shall be more than one, the Assistant Clerks in the order determined by the Directors, shall, in the absence or disability of the Clerk, perform the duties and exercise the powers of the Clerk and shall perform such other duties and shall have such other powers as the Directors may from time to time prescribe.

     11. Other Powers and Duties. Each officer shall, subject to these By-Laws, have in addition to the duties and powers specifically set forth in these By-Laws, such duties and powers as are customarily incident to his office, and such duties and powers as the Directors may from time to time designate.

     12. Salaries. The salaries and other compensation of officers, agents and employees of the Corporation shall be fixed from time to time by or under authority of the Board of Directors. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that such person is also a Director of the Corporation.

                           ARTICLE IV - CAPITAL STOCK

     1. Certificate of Stock. Each stockholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may be prescribed from time to time by the Directors. However, the Board of Directors may provide that such stock be uncertificated. The certificate, if any, shall be signed by the President, or a Vice President, and by the Treasurer or an Assistant Treasurer, but when a certificate is counter-signed by a transfer agent or a registrar, other than a Director, officer or employee of the Corporation, such signature may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the time of its issue.

     Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization, the By-Laws or any agreement to which the Corporation is a party, shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restrictions and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

     2. Transfers. Subject to the, restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its Transfer Agent of the certificate therefore properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the Corporation or its Transfer Agent may reasonably require. Except as may be otherwise required by law, by the Articles of Organization or by these By-Laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-Laws.

     It shall be the duty of each stockholder to notify the Corporation of his post office address and of his taxpayer identification number.

         3. Record Date. The Directors may fix in advance a time not more than sixty days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date of determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case, only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date. Without fixing such record date the Directors may for any of such purposes close the transfer books for all or any part of such period.

         If no record date is fixed and the transfer books are not closed, the record date for determining the stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the date next preceding the day on which notice is given, and the record date for determining the stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

         4. Replacement of Certificates. In case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Directors may prescribe, including the presentation of reasonable evidence of such loss, destruction or mutilation and the giving of such indemnity as the Directors may require for the protection of the Corporation or any transfer agent or registrar.

         5. Issue of Capital Stock. The Board of Directors shall have the authority to issue or reserve for issue from time to time the whole or any part of the capital stock of the Corporation which may be authorized from time to time, to such persons or organizations, for such consideration, whether cash, property, services or expenses and on such terms as the Board of Directors may determine, including without limitation the granting of options, warrants, or conversion or other rights to subscribe to said capital stock. Pursuant to
Section 12 of Article II, the Board of Directors may, if permitted by law, delegate some or all of its authority under this Section 5 to one or more committees of Directors.

                      ARTICLE V - MISCELLANEOUS PROVISIONS

         1. Fiscal Year. Except as from time to time otherwise determined by the Directors, the fiscal year of the Corporation shall be the calendar year.

         2. Seal. The seal of the Corporation shall, subject to alteration by the Directors, bear its name, the word "Massachusetts", and the year of its incorporation.

         3. Execution of Instruments. All checks, deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed by an officer of the Corporation on its behalf shall be signed by the President or the Treasurer except as the Directors may generally or in particular cases otherwise determine.

     4. Voting of Securities. Except as the Directors may otherwise designate, the President or Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this Corporation (with or without power of substitution) at, any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this Corporation.

     5. Corporate Records. The original, or attested copies, of the Articles of Organization, By-Laws and records of all meetings of the incorporators and stockholders, and the Stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the Corporation, or at the office of its Transfer Agent or of the Clerk. The stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept at the principal office of the Corporation in Massachusetts, or at an office of its Transfer Agent or Clerk. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any stockholder for any proper purpose, but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the Corporation.

     6. Evidence of Authority. A certificate by the Clerk or an Assistant Clerk, or a Temporary Clerk, as to any action taken by the stockholders, Directors, Executive Committee, or any officer or representative of the Corporation shall as to all persons who rely thereon in good faith be conclusive evidence of such action.

     7. Articles of Organization. All references in these By-Laws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the Corporation, as amended and in effect from time to time.

     8. Transactions with Interested Parties. In the absence of fraud, no contract or other transaction between this Corporation and any other corporation or any firm, association, partnership or person shall be affected or invalidated by the fact that any Director or officer of this Corporation is pecuniarily or otherwise interested in or is a director, member or officer of such other corporation or of such firm, association or partnership or is a party to or is pecuniarily or otherwise interested in such contract or other transaction or is in any way connected with any person or persons, firm, association, partnership, or corporation pecuniarily or otherwise interested therein; provided that the fact that he individually or as a director, member or officer of such corporation, firm, association or partnership is such a party or is so interested shall be disclosed to or shall have been known by the Board of Directors or a majority of such members thereof as shall be present at a meeting of the

Board of Directors at which action upon any such contract or transaction shall be taken; any Director may be counted in determining the existence of a quorum and may vote at any meeting of the Board of Directors of this Corporation for the purpose of authorizing any such contract or transaction with like force and effect as if he were not so interested, or were not a director, member or officer of such other corporation, firm, association or partnership, provided that any vote with respect to such contract or transaction must be adopted by a majority of the Directors then in office who have no interest in such contract or transaction.

      9. Indemnification. The Corporation shall indemnify each person (and his heirs, executors, administrators, or other legal representatives) who is, or shall have been, a Director, officer, employee or agent of the Corporation or any person who is serving, or shall serve as a Director, officer, employee or agent of another organization in which the Corporation owns shares or of which it is a creditor, against all liabilities and expenses (including judgments, fines, penalties and attorneys' fees and all amounts paid, other than to the Corporation or such other organization, in compromise or settlement) reasonably incurred by any such Director, officer, or person in connection with, or arising out of, any action, suit or proceeding in which any such Director, officer, or person may be a party defendant or with which he may be threatened or otherwise involved, directly or indirectly, by reason of his being or having been a Director or officer of the Corporation or such other organization, except in relation to matters as to which any such Director, officer, or person shall be finally adjudged (other than by consent) in such action, suit or proceeding not to have acted in good-faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation or such other organization, and, with respect to any criminal action or proceeding he had no reasonable cause to believe his conduct was unlawful; provided, however, that indemnity shall not be made with respect to any such amounts paid in compromise or settlement or by consent, unless the Board of Directors shall have determined in good faith that the Director, officer or person making such compromise, settlement, or consent acted, in connection with the matter or matters out of which such compromise, settlement or consent arose, in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation or such other organization, and, with respect to any criminal action or proceeding that he had no reasonable cause to believe his conduct was unlawful. Such indemnification may include payment by the Corporation of expenses in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of any undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section.

     The foregoing right to indemnification shall not be exclusive of any other rights to which any such Director, officer or person is entitled under any agreement, vote of stockholders, statute, or as a matter of law, or otherwise. The provisions of this section are separable, and if any provision or portion hereof shall for any reason be held inapplicable, illegal or ineffective, this shall not affect any right of indemnification existing otherwise than under this section.

    10. Stock in Other Corporations. Except as the Directors may otherwise designate, the President or Treasurer may waive notice of, and appoint any person or persons to act as proxy or attorney in fact for the Corporation (with or without power of substitution) at any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this Corporation.

    11. Severability. If any term or provision of these By-Laws, or the application thereof to any person or circumstance or period of time, shall to any extent be invalid or unenforceable, the remainder of the By-Laws shall be valid and enforceable to the fullest extent permitted by law.


                            ARTICLE VI - AMENDMENTS

     1. Amendment by Directors. Except with respect to any provisions of these By-Laws which by law, the Articles of Organization or these By-Laws require action by the stockholders, these By-Laws may be amended or repealed by the affirmative vote of a majority of the Directors then in office. Not later than the time of giving notice of the annual meeting of stockholders next following the amending or repealing by the Directors of any By-Law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-Laws.

    2. Amendment by Stockholders. These By-Laws may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of at least two-thirds of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of a majority of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class. Notwithstanding the foregoing, no shareholder approval shall be required unless mandated by the Articles of Organization, these By-Laws, or other applicable law.



                               A true record,

                               ATTEST:                            , Clerk
                                      ----------------------------